UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

4224 Campus Point Court, Suite 210
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Furnished as Exhibit 99.1 to this report is a presentation of Regulus Therapeutics Inc. (the “Company”), relating to topline results from the fourth cohort of patients in the Company’s Phase 1b multiple-ascending dose (“MAD”) study of farabursen (RGLS8429) for the treatment of autosomal dominant polycystic kidney disease (“ADPKD”).

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 27, 2025, the Company announced positive topline results from the fourth cohort of patients in its Phase 1b MAD study of farabursen (RGLS8429) for the treatment of ADPKD, as summarized below:

In the fourth cohort, 26 subjects received a fixed dose of 300 mg of farabursen every other week for three months. Consistent with the previously announced interim analysis of efficacy data from the first 14 subjects of this fixed-dose cohort, the full cohort of 26 patients demonstrated similar mechanistic response based on urinary PC1 and PC2 levels as well as a mean halting of htTKV growth over the four-month study period.

Cohort 4 data highlights:

•	Increases in urinary PC1 and PC2 levels were similar to cohort 3 and reached a similar level of statistical significance compared to placebo (PC1 p=0.026; PC2 p=0.014).

•	Mean htTKV growth rate over 4 months was 0.05% (SE -0.86% to +0.92%) while placebo subjects in the trial experienced a mean growth rate of 2.58% (SE +1.09% to +4.10%).

•	Changes in htTKV were highly correlated with changes in renal cyst volume, suggesting farabursen directly impacts disease progression by limiting abnormal cyst growth.

•

In an exploratory analysis, the combination of patients treated with 3 mg/kg or 300 mg fixed dose farabursen (n=35) were compared to a combined historical control group of placebo-treated patients from prior pivotal ADPKD trials (n=550). Farabursen-treated patients experienced mean reduction in htTKV growth rate (-0.14%) compared to a mean increase of (+1.87%) in placebo-treated patients (p=0.0056).

•	Farabursen at 300 mg demonstrated a favorable safety and tolerability profile in this study, consistent with earlier cohorts.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	PowerPoint slides summarizing Cohort 4 data from the Company’s Phase 1b Multiple Ascending Dose study.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025	REGULUS THERAPEUTICS INC.

	By:	/s/ Joseph Hagan
Joseph Hagan
Chief Executive Officer